Contact: (Steve Krakonchuk,
                                                       888 222-9392 or
                                                         604 214-9392)

             VERSATECH ANNOUNCES NEW BUSINESS DEVELOPMENTS
             ---------------------------------------------

 Company forms subsidiary to seek new business and acquisition opportunities
 ---------------------------------------------------------------------------

               A number of candidates under consideration
               ------------------------------------------


     BELLEVUE, WA, March 1, 2004 -- Versatech USA, Inc. (OTCBB: VITC),

announced today the formation of Versatech Acquisitions, Inc., a wholly-owned subsidiary that will be used to spearhead the Company's planned business expansion and acquisition activities.



     Steve Krakonchuk, Versatech's Chairman, stated, "Over the past few years

Versatech has had limited business activities while it attempted to restructure

operations and reduce debt.    With those issues virtually behind us, we are

now devoting our attentions on the development of a business plan for the future.  The formation of Versatech Acquisitions and attendant plans represent the next steps in the process as we are now ready to move forward and aggressively seek out new business partners and opportunities."



     Along with formation of Versatech Acquisitions, the Company has engaged

EPWC Management, Inc., a financial consulting and corporate development and services firm with offices in Washington State and New York City, to assist management in the development of its new strategy and to help it identify acquisition candidates.  Edward P. Will, assigned as the lead consultant by

EPWC, has served as a Senior Manager with Ernst & Young and as a consultant to

Deloitte and Touche.  Mr. Will has represented a number of both large and small public companies in devising their financial strategies and acquisition plans.



     The Company, with EPWC's participation, has recently identified a number of potential merger and acquisition candidates, has and expects to submit proposals to certain of these candidates, and has reviewed its business strategy with selected investment bankers in the Northwest financial community.

While recognizing that the implementation of its planned business development and expansion strategy is wholly dependent upon the Company's ability to satisfactorily complete the retirement of its existing indebtedness and to procure new capital, the initial responses management has received from the business and financial communities, though preliminary, have been encouraging and supportive to the strategy being initiated by the Company.



     This release contains statements that constitute forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and

Section 21 of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation

Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.